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                                                                     EXHIBIT 2.1


                  EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION

                                   ARTICLE I
                                    PARTIES

         SECTION 1.1. This Exchange Agreement and Plan of Reorganization (this "Agreement") is made as of March 15, 2001 (the "Agreement Date"), by Quest Net Corp., a Florida corporation (the "Company"), Markland LLC ("Markland"), a Cayman Island limited liability company and Vidikron of America, Inc., a Delaware corporation and a wholly-owned subsidiary of Markland ("Vidikron").


                                   ARTICLE II
                                    RECITALS

         SECTION 2.1. This Agreement is made with reference to the following facts and circumstances:

                  (a) The Company wishes to acquire all of Vidikron's outstanding shares of common stock, no par value (the "Vidikron Shares") from Markland in exchange for a number of shares (the shares exchanged being the "Exchange Shares") of the Company's preferred stock, no par value (the "Company Preferred Stock") which, after giving effect to its conversion, is convertible into a number of shares of the Company's common stock ("Company Common Stock") that will equal eighty-five percent (85%) of the total number of shares of outstanding Company Common Stock (the "Conversion Shares") determined as of the Closing Date on a fully-diluted basis, upon the terms and subject to the conditions set forth in this Agreement.

                  (b) Markland wishes to exchange the Vidikron Shares for the Exchange Shares, upon the terms and subject to the conditions set forth in this Agreement.

                  (c) The Company's and Vidikron's respective boards of directors, and Markland, have approved this Agreement and the Exchange upon the terms and subject to the conditions set forth in this Agreement.

                  (d) The Company, Vidikron and Markland, by executing this Agreement, intend to adopt a plan of reorganization within the meaning of
Section 368 of the IRC, and to cause the Exchange to qualify as a reorganization under the provisions of Section 368(a) of the IRC.

         SECTION 2.2. The Company, Vidikron and Markland, intending to be legally bound, agree as follows:


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                                  ARTICLE III
                                   DEFINITIONS

         SECTION 3.1. For purposes of this Agreement:

                  (a) "Agent" means Krieger and Prager, LLP, agent on behalf of Markland under that certain Pledge and Security Agreement entered into on even date herewith by and between the Company, Vidikron, Markland and the Agent.

                  (b) "Agreement" means this Exchange Agreement and Plan of Reorganization.

                  (c) "Agreement Date" shall have the meaning set forth in
Section 1.1.

                  (d) "Applicable Contract" means any Contract (a) under which a Person has or may acquire any rights, (b) under which a Person has or may become subject to any obligation or liability, or (c) by which a Person or any of the assets owned or used by that Person is or may become bound.

                  (e) "Closing" shall have the meaning set forth in Section 4.2.

                  (f) "Closing Date" means the date and time as of which the Closing actually takes place.

                  (g) "Company" shall have the meaning set forth in Section 1.1.

                  (h) "Company Common Stock" shall have the meaning set forth in
Section 2.1(a).

                  (i) "Company Financial Statements" shall have the meaning set forth in Section 5.4.

                  (j) "Company Preferred Stock" shall have the meaning set forth in Section 2.1(a).

                  (k) "Consent" means any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

                  (l) "Contemplated Transactions" means all of the transactions contemplated by this Agreement, including: (i) the Exchange; (ii) the performance by the Company and Markland of their respective covenants and obligations under this Agreement, and (iii) the Company's acquisition and ownership of the Vidikron Shares and exercise of control over Vidikron.


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                  (m) "Contract" means any agreement, contract, obligation,
promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

                  (n) "Conversion Shares" shall have the meaning set forth in
Section 2.1(a).

                  (o) "CWTel" shall have the meaning set forth in Section
5.1(a).

                  (p) "Encumbrance" means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

                  (q) "ERISA" means the Employee Retirement Income Security Act of 1974 or any successor law and regulations and rules issued pursuant to that Act or any successor law.

                  (r) "Exchange" shall have the meaning set forth in Section 4.1(a).

                  (s) "Exchange Act" means the Securities Exchange Act of 1934 or any successor law and regulations and rules issued by the SEC pursuant to that Act or any successor law.

                  (t) "Exchange Shares" shall have the meaning set forth in
Section 2.1(a).

                  (u) "Facilities" means any real property, leaseholds or other interests currently or formerly owned or operated by the Company or Vidikron, as the case may be, and any buildings, plants, structures or equipment (including motor vehicles, tank cars and rolling stock) currently or formerly owned or operated by the Company or Vidikron, as the case may be.

                  (v) "GAAP" means generally accepted United States accounting principles, applied on a consistent basis.

                  (w) "GlobalBot" shall have the meaning set forth in Section 5.1(b).

                  (x) "Governmental Authorization" means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

                  (y) "Governmental Body" means any: (i) nation, state, county, city, town, village, district, or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign, or other government; (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); 4) multi-national organization or body; or (v) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.


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                  (z) "IRC" means the Internal Revenue Code of 1986 or any
successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

                  (aa) "IRS" means the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

                  (bb) "Law" means any U.S. or foreign federal or national, state, municipal or local statute, ordinance, regulation or rule or other enactment of any Governmental Body.

                  (cc) "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

                  (dd) "Markland" shall have the meaning set forth in Section
1.1.

                  (ee) "Order" means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

                  (ff) "Ordinary Course of Business" means an action taken by a Person that is: (i) consistent with the past practices of that Person and is taken in the ordinary course of the normal day-to-day operations of that Person; and (ii) not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person; and (iii) similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

                  (gg) "Organizational Documents" means (i) the articles or certificate of incorporation and the bylaws of a corporation; (ii) the partnership agreement and any statement of partnership of a general partnership;
(iii) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (iv) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person, and (v) any amendment to any of the foregoing.

                  (hh) "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

                  (ii) "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.


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                  (jj) "Related Person" means:

                           (1) With respect to a particular individual: (i) each
                  other member of that individual's Family; (ii) any Person that is directly or indirectly controlled by that individual or one or more members of that individual's Family; (iii) any Person in which that individual or members of that individual's Family hold (individually or in the aggregate) a Material Interest; and (iv) any Person with respect to which that individual or one or more members of that individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

                           (2) With respect to a specified Person other than an
                  individual: (i) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with that specified Person; (ii) any Person that holds a Material Interest in that specified Person; (iii) each Person that serves as a director, officer, partner, executor, or trustee of that specified Person (or in a similar capacity); (iv) any Person in which that specified Person holds a Material Interest; (v) any Person with respect to which that specified Person serves as a general partner or a trustee (or in a similar capacity); and (vi) any Related Person of any individual described in clause (ii) or (iii).

         For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse (and former spouses),
(iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.

                  (kk) "Representative" means, with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

                  (ll) "SEC" means the Securities and Exchange Commission.

                  (mm) "SEC Filings" means all statements, reports, schedules and other information that the Company is required by the Exchange Act to file with the SEC.

                  (nn) "Securities Act" means the Securities Act of 1933 or any successor law, and regulations and rules issued by the SEC pursuant to that Act or any successor law.

                  (oo) "Subsidiary" means, with respect to any Person, any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having


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the power to direct the business and policies of that corporation or other
Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Person or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company.

                  (pp) "Tax" means any tax, assessment, charge or obligation for payment imposed by any Governmental Body upon a Person or any of a Person's assets.

                  (qq) "Tax Return" means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any tax.

                  (rr) "Vidikron" shall have the meaning set forth in Section
1.1.

                  (ss) "Vidikron Financial Statements" shall have the meaning set forth in Section 6.4.

                  (tt) "Vidikron Shares" shall have the meaning set forth in
Section 2.1(a).

         SECTION 3.2. OTHER DEFINED TERMS. Other capitalized terms shall have the meanings provided elsewhere in this Agreement.

                                   ARTICLE IV
                              THE EXCHANGE; CLOSING

         SECTION 4.1. THE EXCHANGE. Subject to the terms and conditions of this Agreement, at the Closing, (i) Markland shall assign, transfer and deliver the Vidikron Shares to the Company in exchange for the Exchange Shares and, simultaneously, (ii) the Company shall issue and deliver the Exchange Shares to Markland in exchange for the Vidikron Shares. This simultaneous exchange of the Exchange Shares for the Vidikron Shares is referred to in this Agreement as the "Exchange."

         SECTION 4.2. CLOSING. The closing of the Exchange (the "Closing") shall take place at on March 15, 2001, at such time and place as the parties may mutually agree upon.

         SECTION 4.3. CLOSING OBLIGATIONS. At the Closing:

                  (a) The Company shall deliver to Markland:


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                      (i) Certificates representing the Exchange Shares, duly
         registered in the name of Markland or its nominee, as Markland may specify by written instructions to the Company,

                      (ii) A certificate executed by the chief executive officer of the Company to the effect that, except as otherwise stated in such certificate, each of the Company's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date

                      (iii) the Company Pledge and Security Agreement (defined in Section 11.6).

                  (b) Markland shall deliver to the Company:

                      (i) Certificates representing the Vidikron Shares, duly endorsed (or accompanied by duly executed stock powers), for transfer to the Company, and

                      (ii) A certificate executed by a director of Markland to the effect that, except as otherwise stated in such certificate, each of Markland's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date.

                  (c) Vidikron shall deliver to the Markland:

                      (i) the Vidikron Security Agreement (as defined in Section 11.6).

                                    ARTICLE V
                  THE COMPANY'S REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to Vidikron and Markland that:

         SECTION 5.1. ORGANIZATION; GOOD STANDING; REPORTING STATUS.

                  (a) Each of the Company and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.


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                  (b) The Company has four Subsidiaries, GlobalBot Corp.
("GlobalBot"), IPQuest Corp., Quest Wireless Corp., and CWTel, Inc. ("CWTel"), all of which are Florida corporations. GlobalBot and CWTel are the only operating subsidiaries at this time.

                  (c) The Company is a "reporting company" under the Exchange Act, and the Company Common Stock is registered under Section 12(g) of that Act. Since December 31, 1999, the Company has filed all SEC Filings required by the Exchange Act to be filed by it. All of the Company's SEC Filings filed in the 12 months preceding the Agreement Date are correct and complete in all material respects, and none of those SEC Filings contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.

                  (d) The Company's Common Stock is quoted on the Nasdaq OTC Bulletin Board, and is materially in compliance with all rules and regulations of the Nasdaq OTC Bulletin Board applicable to it.

         SECTION 5.2. AUTHORITY; NO CONFLICT.

                  (a) This Agreement, when duly executed by the parties hereto, will constitute the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company has the absolute and unrestricted right, power, authority, and capacity to execute, deliver and perform its obligations under this Agreement.

                  (b) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, to the best of the Company's knowledge, directly or indirectly (with or without notice or lapse of time):

                      (i) Contravene, conflict with, or result in a violation of
         (A) any provision of the Company's Organizational Documents, or (B) any resolution adopted by the Company's board of directors;

                      (ii) Contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or any of the assets owned or used by the Company may be, may be subject;

                      (iii) Contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;

                      (iv) Cause the Company to become subject to, or to become liable for the payment of, any Tax;


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                      (v) Cause any of the assets owned by the Company to be
         reassessed or revalued by any taxing authority or other Governmental Body;

                      (vi) Contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract to which the Company is a party or by which its assets are bound, or

                      (vii) Result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company.

Except for the Company's obligations to make SEC Filings following the Exchange and to send its shareholders an information statement disclosing the Contemplated Transactions, the Company is not and will not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         SECTION 5.3. CAPITALIZATION; EXCHANGE SHARES; CONVERSION SHARES.

                  (a) The Company's authorized equity securities consist of 50,000,000 shares of Company Common Stock, of which 49,374,309 shares are issued and outstanding, and 5,000,000 shares of Company Preferred Stock, of which 30,000 shares are issued and outstanding without designation. All of the outstanding shares of Company Common Stock and Company Preferred Stock have been duly authorized and are validly issued, fully paid and non-assessable. Except as disclosed on Schedule 5.3, as of the Agreement Date, the Company has no shares of Company Common Stock or Company Preferred Stock reserved for or subject to issuance. Each of the outstanding shares of capital stock of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and non-assessable. Except as disclosed on Schedule 5.3, as of the Agreement Date there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or to sell any shares of capital stock or other securities of the Company, or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company, and no securities or obligation evidencing such rights are authorized, issued or outstanding. Except as disclosed on Schedule 5.3, the Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. No shares of the Company's Common Stock are held by a Subsidiary of the Company.

                  (b) The designation of the class, rights, preferences and privileges of the Exchange Shares are set forth on Schedule 5.3(b). The Exchange Shares will be duly and validly issued, and upon their issuance, will be fully paid and non-assessable.


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                  (c) The Conversion Shares will be duly and validly issued, and upon their issuance, will be fully paid and non-assessable.

         SECTION 5.4. FINANCIAL STATEMENTS. The Company's audited consolidated financial statements set forth in its annual report on Form 10-KSB for its fiscal year ended June 30, 2000, and its financial statements set forth in its quarterly report for the six months ended December 31, 2000, as amended, each as filed with the SEC and publicly available on the SEC's EDGAR website, including the notes thereto (collectively, the "Company Financial Statements"), fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Company as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes; the financial statements referred to in this Section 5.4 reflect the consistent application of such accounting principles throughout the periods involved. No financial statements of any Person other than the Company and its Subsidiaries are required by GAAP to be included in the consolidated financial statements of the Company.

         SECTION 5.5. BOOKS AND RECORDS. To the best of the Company's knowledge, the books of account, minute books, stock record books, and other records of the Company, all of which have been made available to Vidikron and Markland, are complete and correct, and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act (regardless of whether or not the Company is subject to that Section), including the maintenance of an adequate system of internal controls. To the best of the Company's knowledge, the minute books of the Company contains accurate and complete records of all meetings held of, and corporate action taken by its shareholders, board of directors, and committees of its board of directors, and, to the best of the Company's knowledge, no meeting of any of its stockholders, board of directors, or committee of its board of directors has been held for which minutes have not been prepared and are not contained in the minute books.

         SECTION 5.6. TITLE TO PROPERTIES; ENCUMBRANCES. The Company owns (with good and marketable title in the case of real property) all of its assets (whether real, personal, or mixed and whether tangible or intangible), subject only to the Encumbrances disclosed in the Company Financial Statements.

         SECTION 5.7. NO UNDISCLOSED LIABILITIES. Except as set forth on
Schedule 5.7, the Company has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Company Financial Statements, and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

         SECTION 5.8. TAXES. The Company has filed, or caused to be filed, all Tax Returns that are or were required to be filed by or with respect to it, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. The Company has delivered


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to Vidikron and Markland copies of all such Tax Returns for the Company's last two tax years. The Company has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Sellers or any Acquired Company, except such Taxes, if any, as are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Company Financial Statements.

         SECTION 5.9. NO MATERIAL ADVERSE CHANGE. Since December 31, 2000, except as set forth on Schedule 5.9, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Company, and no event has occurred or circumstance exists that may result in such a material adverse change.

         SECTION 5.10. EMPLOYEE BENEFITS. The Company has no employee benefit plans that are not disclosed in its SEC Filings or set forth on Schedule 5.10. The Company is in material compliance with the provisions of its employee benefit plans, and with all employment benefit Laws and Orders, including ERISA, applicable to it or any of its employee benefit plans.

         SECTION 5.11. COMPLIANCE WITH LEGAL REQUIREMENTS, GOVERNMENTAL AUTHORIZATIONS. Except as set forth on Schedule 5.11:

                  (a) To the best of the Company's knowledge, the Company is, and at all times since December 31, 1999 has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

                  (b) To the best of the Company's knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time)
(A) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, and

                  (c) To the best of the Company's knowledge, the Company has not received, at any time since December 31, 1999, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of any Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

         SECTION 5.12. LEGAL PROCEEDINGS; ORDERS.

                  (a) To the best of the Company's knowledge, except as set forth in Schedule 5.12, there is no pending Proceeding:


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                      (i) That has been commenced by or against the Company or
         that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company, or

                      (ii) That challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

                  (b) To the best of the Company's knowledge, (1) no such Proceeding has been threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. The Company has delivered to Vidikron and Markland copies of all pleadings, correspondence, and other documents relating to each Proceeding listed on Schedule 5.12.

                  (c) Except as set forth in Schedule 5.12:

                      (i) There is no Order to which any of the assets owned or used by the Company, is subject;

                      (ii) The Company is not subject to any Order that relates to its business or any of the assets owned or used by it, and

                      (iii) No officer, director, agent, or employee of the Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Company.

                  (d) Except as set forth in Schedule 5.12:

                      (i) The Company is, and at all times since December 31, 1999 has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

                      (ii) No event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which any Acquired Company, or any of the assets owned or used by any Acquired Company, is subject; and

                      (iii) The Company has not received, at any time since December 31, 1999, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which the Company, or any of the assets owned or used by it, is or has been subject.


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         SECTION 5.13. ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as set
forth in Schedule 5.13, since December 31, 2000, the Company has conducted its business only in the Ordinary Course of Business and there has not been any:

                  (a) Change in any the Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of the Company's capital stock; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by it of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

                  (b) Amendment to its Organizational Documents;

                  (c) Payment or increase by the Company of any bonuses, salaries or other compensation to any stockholder, director, officer or (except in the Ordinary Course of Business) employee or entry into any employment, severance or similar Contract with any director, officer or employee;

                  (d) Adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan for or with any of its employees;

                  (e) Damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Company taken as a whole;

                  (f) Entry into, termination of, or receipt of notice of termination of any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or any material Contract;

                  (g) Sale (other than in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

                  (h) Cancellation or waiver of any material claims or rights of the Company;

                  (i) Material change in the accounting methods used by the Company, or

                  (j) Agreement, whether oral or written, by the Company to do any of the foregoing.

         SECTION 5.14. CONTRACTS; NO DEFAULTS. Except as set forth on Exhibit 5.14, the Company is not in default in the observance or performance of any material Applicable Contract.

         SECTION 5.15. INSURANCE. The Company does not maintain any insurance.

         SECTION 5.16. ENVIRONMENTAL MATTERS. The Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any environmental Law or Order.

         SECTION 5.17. EMPLOYEES. Schedule 5.17 lists all Contracts with directors, officers, employees, consultants and advisors to which the Company is a party or by which it is bound.

         SECTION 5.18. INTELLECTUAL PROPERTY. The Company has valid title to, or valid licenses to use, all patents, trademarks, trade names, copyrights, and other intellectual property necessary to the conduct of its business, except for the use of the name "Quest," in which the Company disclaims any title or license.

         SECTION 5.19. CERTAIN PAYMENTS. Neither the Company, nor any director, officer, agent or employee of the Company, or to the best of the Company's knowledge, any other Person associated with or acting for or on behalf of the Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services
(i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Affiliate of the Company, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

         SECTION 5.20. DISCLOSURE. No representation or warranty of the Company in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading.

         SECTION 5.21. SECURITIES LAWS.

                  (a) The Company is acquiring the Vidikron Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

                  (b) The Company has such knowledge and experience in financial and business matters that the Company is capable of evaluating the merits and risks of the Exchange.

                  (c) The Company has had the opportunity to review Vidikron's financial statements for its fiscal year ended December 21, 2000 (the "Vidikron Financial Statements") and other information furnished by Vidikron and Markland to the Company in connection with this Agreement.

                  (d) Vidikron and Markland have given the Company the opportunity to meet with Vidikron's directors and executive officers for the purpose of asking questions and receiving answers concerning the terms and conditions of the Exchange, and to obtain any additional information that Vidikron or Markland may possess or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of any information that Vidikron or Markland has furnished the Company in connection with the Exchange.

                  (e) The Company understands and acknowledges that the Vidikron Shares being issued to the Company in the Exchange are "restricted securities" (as such is defined in SEC Rule 144(a)(3)), that the certificate or certificates evidencing those shares will bear a legend indicating that those shares are restricted securities, and that those shares may not be transferred except pursuant to an effective registration statement under the Securities Act or an available exemption from such registration.

         SECTION 5.22. BROKERS AND FINDERS. The Company and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement, except that the Company has agreed to pay Greenfield Capital LLC a financial advisory fee of Company Common Stock worth $200,000 for its services as financial advisor to the Company in connection with this transaction.

                                   ARTICLE VI
                    VIDIKRON'S REPRESENTATIONS AND WARRANTIES

         Vidikron represents and warrants to the Company that:

         SECTION 6.1. ORGANIZATION; GOOD STANDING; REPORTING STATUS.

                  (a) Vidikron is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. Vidikron is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

                  (b) Vidikron has no Subsidiaries.

         SECTION 6.2. AUTHORITY; NO CONFLICT.

                  (a) This Agreement constitutes the legal, valid, and binding obligation of Vidikron, enforceable against Vidikron in accordance with its terms. Vidikron has the absolute and unrestricted right, power, authority, and capacity to execute, deliver and perform its obligations under this Agreement.

                  (b) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                      (i) Contravene, conflict with, or result in a violation of
         (A) any provision of Vidikron's Organizational Documents, or (B) any resolution adopted by Vidikron's board of directors.

                      (ii) Contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Vidikron or any of the assets owned or used by Vidikron may be, may be subject;

                      (iii) Contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by Vidikron or that otherwise relates to the business of, or any of the assets owned or used by, Vidikron;

                      (iv) Cause Vidikron to become subject to, or to become liable for the payment of, any Tax;

                      (v) Cause any of the assets owned by Vidikron be to be reassessed or revalued by any taxing authority or other Governmental Body;

                      (vi) Contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract to which Vidikron is a party or by which its assets are bound, or

                      (vii) Result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by Vidikron.

         Vidikron is not and will not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         SECTION 6.3. CAPITALIZATION. The authorized equity securities of Vidikron consist of 200 shares of common stock, without par value all, of which are issued and outstanding. All of the outstanding shares of Company Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. Except as disclosed on Schedule 6.3, as of the Agreement Date, Vidikron has no shares of Company Common Stock or Company Preferred Stock reserved for or subject to issuance. Except as disclosed on Schedule 6.3, as of the Agreement Date there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or to sell any shares of capital stock or other securities of Vidikron, or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of Vidikron, and no securities or obligation evidencing such rights are authorized, issued or outstanding. Except as disclosed on Schedule 6.3, Vidikron does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of Vidikron on any matter.

         SECTION 6.4. FINANCIAL STATEMENTS. Vidikron's Financial Statements, copies of which have been delivered to the Company, fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of Vidikron as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes; the financial statements referred to in this Section 6.4 reflect the consistent application of such accounting principles throughout the periods involved. No financial statements of any Person other than Vidikron and its Subsidiaries are required by GAAP to be included in the financial statements of Vidikron.

         SECTION 6.5. BOOKS AND RECORDS. The books of account, minute books, stock record books, and other records of Vidikron, all of which have been made available to the Company, are complete and correct and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act (regardless of whether or not Vidikron is subject to that Section), including the maintenance of an adequate system of internal controls. The minute books of Vidikron contains accurate and complete records of all meetings held of, and corporate action taken by its shareholders, board of directors, and committees of its board of directors, and no meeting of any of its stockholders, board of directors, or committee of its board of directors has been held for which minutes have not been prepared and are not contained in the minute books.

         SECTION 6.6. TITLE TO PROPERTIES; ENCUMBRANCES. Vidikron owns (with good and marketable title in the case of real property) all of its assets (whether real, personal, or mixed and whether tangible or intangible), subject only to the Encumbrances disclosed in the Vidikron Financial Statements.

         SECTION 6.7. NO UNDISCLOSED LIABILITIES. Except as set forth on
Schedule 6.7, Vidikron has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Vidikron Financial Statements, and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

         SECTION 6.8. TAXES. Vidikron has filed or caused to be filed all Tax Returns that are or were required to be filed by or with respect to it, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. Vidikron has delivered to the

Company copies of all such Tax Returns for Vidikron's last two tax years. Vidikron has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Sellers or any Acquired Company, except such Taxes, if any, are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Vidikron Financial Statements.

         SECTION 6.9. NO MATERIAL ADVERSE CHANGE. Since December 31, 2000, except as set forth on Schedule 6.9, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of Vidikron, and no event has occurred or circumstance exists that may result in such a material adverse change.

         SECTION 6.10. EMPLOYEE BENEFITS. Vidikron has no employee benefit plans that are not disclosed on Schedule 6.10. Vidikron is in material compliance with the provisions of its employee benefit plans, and with all employment benefit Laws and Orders, including ERISA, applicable to it or any of its employee benefit plans.

         SECTION 6.11. COMPLIANCE WITH LEGAL REQUIREMENTS, GOVERNMENTAL AUTHORIZATIONS. Except as set forth on Schedule 6.11:

                  (a) Vidikron is, and at all times since December 31, 2000, has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

                  (b) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by Vidikron of, or a failure on the part of Vidikron to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, and

                  (c) Vidikron has not received, at any time since December 31, 2000, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of any Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

         SECTION 6.12. LEGAL PROCEEDINGS; ORDERS.

                  (a) Except as set forth in Schedule 6.12, there is no pending
Proceeding:

                      (i) That has been commenced by or against Vidikron or that otherwise relates to or may affect the business of, or any of the assets owned or used by, Vidikron; or

                      (ii) That challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

                  (b) To Vidikron's knowledge, (1) no such Proceeding has been threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. Vidikron has delivered to the Company copies of all pleadings, correspondence, and other documents relating to each Proceeding listed on Schedule 6.12. The Proceedings listed in Schedule 6.12 will not have a material adverse effect on Vidikron's business, operations, assets, condition, or prospects.

                  (c) Except as set forth in Schedule 6.12:

                      (i) There is no Order to which any of the Vidikron, or any of the assets owned or used by Vidikron, is subject;

                      (ii) Vidikron is not subject to any Order that relates to its business or any of the assets owned or used by it; and

                      (iii) No officer, director, agent, or employee of Vidikron is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of Vidikron.

                  (d) Except as set forth in Schedule 6.12:

                      (i) Vidikron is, and at all times since December 31, 2000, has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

                      (ii) No event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which any Acquired Company, or any of the assets owned or used by any Acquired Company, is subject; and

                      (iii) The Company has not received, at any time since December 31, 2000, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which Vidikron, or any of the assets owned or used by it, is or has been subject.

         SECTION 6.13. ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as set forth in Schedule 6.13, since December 31, 2000, Vidikron has not conducted any business or operations.

                  (a) Change in any Vidikron's authorized or issued capital stock; grant of any stock option or right to purchase shares of Vidikron's capital stock; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by it of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

                  (b) Amendment to its Organizational Documents;

                  (c) Payment or increase by Vidikron of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

                  (d) Adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any of its employees;

                  (e) Damage to or destruction or loss of any asset or property of Vidikron, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of Vidikron taken as a whole;

                  (f) Entry into, termination of, or receipt of notice of termination of any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any material Contract;

                  (g) Sale (other than in the Ordinary Course of Business), lease or other disposition of any asset or property of Vidikron or mortgage, pledge or imposition of any lien or other encumbrance on any material asset or property of Vidikron, including the sale, lease or other disposition of any intellectual property assets;

                  (h) Cancellation or waiver of any material claims or rights of Vidikron;

                  (i) Material change in the accounting methods used by Vidikron; or

                  (j) Agreement, whether oral or written, by Vidikron to do any of the foregoing.

         SECTION 6.14. CONTRACTS; NO DEFAULTS. Vidikron is not in default in the observance or performance of any material Applicable Contract.

         SECTION 6.15. INSURANCE. Vidikron maintains adequate insurance of the types and in the amounts customarily maintained by companies its size and in its business. Vidikron has made copies of its insurance policies available to the Company.

         SECTION 6.16. ENVIRONMENTAL MATTERS. Vidikron is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any environmental Law or Order.

         SECTION 6.17. EMPLOYEES. Schedule 6.17 lists all Contracts with directors, officers, employees, consultants and advisors to which Vidikron is a party or by which it is bound.

         SECTION 6.18. INTELLECTUAL PROPERTY. Vidikron has valid title to, or valid licenses to use, all patents, trademarks, trade names, copyrights, and other intellectual property necessary to the conduct of its business.

         SECTION 6.19. CERTAIN PAYMENTS. Neither Vidikron nor any director, officer, agent or employee of Vidikron, or to Vidikron's knowledge, any other Person associated with or acting for or on behalf of Vidikron, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of Vidikron or any Affiliate of Vidikron, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of Vidikron.

         SECTION 6.20. DISCLOSURE. No representation or warranty of Vidikron in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading.

         SECTION 6.21. BROKERS AND FINDERS. Vidikron and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

                                  ARTICLE VII
                    MARKLAND'S REPRESENTATIONS AND WARRANTIES

         Markland represents and warrants to the Company that:

         SECTION 7.1. ORGANIZATION; GOOD STANDING.

                  (a) Markland is a limited liability company duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization.

         SECTION 7.2. AUTHORITY; NO CONFLICT.

                  (a) This Agreement constitutes the legal, valid, and binding obligation of Markland, enforceable against Markland in accordance with its terms. Markland has the absolute and unrestricted right, power, authority, and capacity to execute, deliver and perform its obligations under this Agreement.

                  (b) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                      (i) Contravene, conflict with, or result in a violation of
         (A) any provision of Markland's Organizational Documents, or (B) any resolution adopted by Markland's board of directors, or

                      (ii) Contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Markland or any of the assets owned or used by Markland may be, may be subject.

Markland is not and will not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         SECTION 7.3. SECURITIES LAWS.

                  (a) Markland is an "accredited investor" (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act), and has such knowledge and experience in financial and business matters that Markland is capable of evaluating the merits and risks of the Exchange.

                  (b) Markland has had the opportunity to review the Company Financial Statements and other information furnished by the Company to Vidikron in connection with this Agreement.

                  (c) The Company has given Markland the opportunity to meet with the Company's directors and executive officers for the purpose of asking questions and receiving answers concerning the terms and conditions of the Exchange, and to obtain any additional information that the Company may possess or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of any information that the Company has furnished Markland or Vidikron in connection with the Exchange.

                  (d) Vidikron understands and acknowledges that the Company Shares being issued to Markland in the Exchange are "restricted securities" (as such term is defined in SEC Rule 144(a)(3)), that the certificate or certificates evidencing those shares will bear a legend indicating that those shares are restricted securities, and that those shares may not be transferred except pursuant to an effective registration statement under the Securities Act or an available exemption from such registration.

         SECTION 7.4. BROKERS AND FINDERS. Markland and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

                                  ARTICLE VIII
                                    COVENANTS

         SECTION 8.1. ACCESS AND INVESTIGATION. Between the date of this Agreement and the Closing Date, the Company and Vidikron will (a) afford each other and each other's Representatives full and free access to each Acquired Company's personnel, properties (including subsurface testing), contracts, books and records, and other documents and data, (b) furnish the other with copies of all such contracts, books and records, and other existing documents and data as The Company may reasonably request, and (c) furnish each other with such additional financial, operating, and other data and information as the other may reasonably request.

         SECTION 8.2. OPERATION OF BUSINESS. Between the date of this Agreement and the Closing Date, each of the Company and Vidikron will:

                  (a) Conduct its business only in the Ordinary Course of Business;

                  (b) Use its best efforts to preserve intact its current business organization; provided, however, that the Company shall use its best efforts to spin-off GlobalBot to the Company's shareholders and sell the capital stock of CWTel that the Company holds to Charles Wainer .

                  (c) Confer with each other concerning operational matters of a material nature; and

                  (d) Otherwise report periodically to the other concerning the status of its business, operations, and finances.

         SECTION 8.3. REDUCTION IN OUTSTANDING COMPANY COMMON STOCK. As soon as possible following the Closing Date, the Company shall use its best efforts to obtain its shareholders' consent to reduce the number of outstanding shares of Company Common Stock to one (1) share outstanding for each forty (40) shares presently outstanding, without reducing the number of authorized shares.

         SECTION 8.4. REQUIRED APPROVALS. As promptly as practicable after the date of this Agreement, the Company will make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions.

                                   ARTICLE IX
                              CONDITIONS PRECEDENT

         SECTION 9.1. CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATION TO CLOSE. The Company's obligation to complete the Exchange and to take the other actions required to be taken by the Company at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Company, in whole or in part):

                  (a) All of the Vidikron's and Markland's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date.

                  (b) All of the covenants and obligations that Vidikron and Markland are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

         SECTION 9.2. CONDITIONS PRECEDENT TO VIDIKRON'S AND MARKLAND'S OBLIGATIONS TO CLOSE. Vidikron's and Markland's obligation to complete the Exchange and to take the other actions required to be taken by each of them at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Vidikron and Markland, in whole or in part):

                  (a) All of the Company's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date.

                  (b) All of the covenants and obligations that the Company is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

         SECTION 9.3. CONDITION'S PRECEDENT TO EACH PARTY'S OBLIGATION TO CLOSE. The obligation of each party to complete the Exchange and to take the other actions required to be taken by it at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the parties, collectively, in whole or in part):

                  (a) Since the date of this Agreement, there must not have been commenced or threatened against any party, or against any Person affiliated with any party, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the

Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

                  (b) The Exchange shall qualify as a tax-free reorganization within the meaning of Section 368(a) of the IRC.

                  (c) No Governmental Body shall have issued any order that restrains, enjoins or otherwise prohibits the Exchange.

                                   ARTICLE X
                                   TERMINATION

         SECTION 10.1. TERMINATION EVENTS. This Agreement may, by notice given prior to or at the Closing, be terminated:

                  (a) By the Company if Vidikron or Markland commits a material Breach of any provision of this Agreement and such Breach has not been waived;

                  (b) By either Vidikron or Markland if the Company commits a material Breach of any provision of this Agreement and such Breach has not been waived; or

                  (c) By mutual consent of the Company, Vidikron and Markland.

         SECTION 10.2 RIGHT OF TERMINATION BY VIDIKRON OR MARKLAND AFTER CLOSING. This Agreement may, by notice to the Company, be terminated after the Closing Date by either Vidikron or Markland if the Company's fails, for whatever reason, to deliver the Conversion Shares within seventy-five (75) days after the Closing Date.

         SECTION 10.3 EFFECT OF TERMINATION. Each party's right of termination under Section 10.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 10.1, all further obligations of the parties under this Agreement will terminate, except that the obligations Articles XI and XII will survive; furthermore, if this Agreement is terminated pursuant to Section 10.2, all further obligations of the parties under this Agreement will terminate, except that (a) the Corporation shall immediately return the Vidikron Shares to Markland and (b) obligations Articles XI and XII will survive; provided, however, that if this Agreement is terminated by a party because of a breach of the Agreement by the other party, or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                                   ARTICLE XI
                                 INDEMNIFICATION

         SECTION 11.1. SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE. All representations, warranties, covenants and obligations of the Company, Vidikron, and Markland in this Agreement, and any certificate or document delivered pursuant to this Agreement, shall survive the Closing until the first anniversary of the Closing Date; provided, however, that the Company's indemnification of Vidikron shall survive for three years after the Closing Date. The right to indemnification, payment of Damages (as defined below) or other remedy based on such representations, warranties, covenants and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants and obligations.

         SECTION 11.2. INDEMNIFICATION AND PAYMENT OF DAMAGES BY THE COMPANY. The Company hereby indemnifies Markland and its representatives, stockholders, members, partners, directors, officers, employees, controlling persons, affiliates, agents and attorneys (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with (i) any breach of any representation or warranty made by the Company in this Agreement or any other certificate or document delivered by the Company pursuant to this Agreement; (ii) any breach of any representation or warranty made by the Company in this Agreement as if such representation or warranty were made on and as of the Closing Date; (iii) any breach by the Company of any covenant or obligation of the Company in this Agreement; (iv) any claim by any Person who was, is or becomes (A) a stockholder of the Company or (B) the holder of any right, option or warrant to acquire any Company Common Stock or other securities issued or to be issued by the Company, that the Exchange was not fair to the stockholders of the Company or any class thereof; or (iv) any litigation or other proceeding to which the Company or any Subsidiary is a party, whether or not disclosed, and any other liability of the Company or any Subsidiary, whether known or unknown, or whether fixed or contingent, except in any such case to the extent, if any, that a reserve for such litigation, proceeding or liability is disclosed in the Company Financial Statements. The remedies provided in this Section 11.2 will not be exclusive of or limit any other remedies that may be available to the Indemnified Persons.

         SECTION 11.3. INDEMNIFICATION AND PAYMENT OF DAMAGES BY VIDIKRON. Vidikron will indemnify and hold harmless the Company, and will pay to the Company the amount of any

Damages arising, directly or indirectly, from or in connection with (i) any breach of any representation or warranty made by Vidikron in this Agreement or in any certificate delivered by Vidikron pursuant to this Agreement or (ii) any breach by Vidikron of any covenant or obligation of Vidikron in this Agreement.

         SECTION 11.4. PROCEDURE FOR INDEMNIFICATION - THIRD PARTY CLAIMS.

                  (a) Promptly after receipt by an indemnified party under
Section 11.2 or 11.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such section, give notice to the indemnifying party and the Agent of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

                  (b) If any Proceeding is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Article XI for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of a Law or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten business days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

                  (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

                  (d) The Company hereby consents to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agrees that process may be served on the Company with respect to such a claim anywhere in the world.

         SECTION 11.5. PROCEDURE FOR INDEMNIFICATION - OTHER CLAIMS. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

         SECTION 11.6. PLEDGE OF COLLATERAL FOR INDEMNITY. On the Closing Date, the Company shall pledge and deliver to the Markland, and shall grant the Markland a security interest in each and all of the Vidikron Shares as collateral to secure the performance of the Company's obligations under Section
11.2 and shall execute and deliver a Pledge and Security Agreement (the "Company Pledge and Security Agreement") in a form agreeable to each of the parties thereto to evidence the pledge set forth in this Section 11.6. This Company Pledge and Security Agreement shall terminate on the third anniversary of the Closing Date, except as provided in Section 8.9 of the Company Pledge and Security Agreement. To further secure the Company's obligations under Section 11.2, Vidikron will execute and deliver, on the Closing Date, a Security Agreement (the "Vidikron Security Agreement") in favor of Markland, in a form agreeable to each of the parties thereto.

                                  ARTICLE XII
                            MISCELLANEOUS AND GENERAL

         SECTION 12.1. MODIFICATION OR AMENDMENT. Subject to the provisions of the applicable law, the parties to this Agreement may modify or amend this Agreement by written agreement executed and delivered by a duly authorized officer of the respective parties.

         SECTION 12.2. WAIVER. Any provision of this Agreement may be waived prior to the Closing Date if, and only if, such waiver is in writing and executed and delivered by a duly authorized officer of the respective parties. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single orvc partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided in this Agreement, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

         SECTION 12.3. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature, provided however that original signatures must be provided within five business days from the date of signing.

         SECTION 12.4. GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.

                  (a) This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with New York law without regard to the conflict of law principles thereof, except that matters relating to the corporate governance of the Company shall be governed by Florida law. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the Borough Manhattan (the "New York Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated by this Agreement (and agree not to commence any litigation relating thereto except in such New York Courts), waive any objection to the laying of venue of any such litigation in the New York Courts and agree not to plead or claim in any New York Court that such litigation brought therein has been brought in an inconvenient forum.

                  (b) Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such party understands and has considered the implications of this waiver, (iii) each party makes this waiver voluntarily, and (iv) each party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 12.4.

         SECTION 12.5. NOTICES. Notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (i) three business days following sending by registered or certified mail, postage prepaid, (ii) when sent if sent by facsimile, provided that receipt of the fax is promptly confirmed by telephone, (iii) when delivered, if delivered personally to the intended recipient, and (iv) one business day later, if sent by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party:

                  If to the Company:                      If to Vidikron:
         Quest Net Corp.                               ______________________
         1250 E. Hallandale Beach Blvd.                ______________________
         Suite 502                                     ______________________
         Pembroke Park, Florida 33009                  ______________________
         Attention: Charles Wainer, President          Attention:____________
         Fax:(___) ___-____                            Fax: (___) ___-____

         with a copy (which shall not                  with a copy (which shall not
                constitute notice) to:                        constitute notice) to:

         ________________________                      John M. Mann
         ________________________                      Mayer, Brown & Platt
         ________________________                      700 Louisiana, Suite 3600
         Attention:                                    Houston, Texas 77002-2730
         Fax: (___) ___-____                           Fax: (713) 224-6410

                                                           If to Markland:
                                                       ______________________
                                                       ______________________
                                                       ______________________
                                                       ______________________
                                                       Attention: ___________
                                                       Fax: (___) ___-____

                                                       with a copy (which shall not
                                                              constitute notice) to:

                                                       John M. Mann
                                                       Mayer, Brown & Platt
                                                       700 Louisiana, Suite 3600
                                                       Houston, Texas 77002-2730
                                                       Fax: (713) 224-6410

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

         SECTION 12.6. ENTIRE AGREEMENT. This Agreement (including any schedules or exhibits to this Agreement) constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter of this Agreement. Each party to this Agreement agrees that, except for the representations and warranties contained in this Agreement, neither the Company nor Vidikron nor Markland makes any other representations or warranties, and each hereby disclaims any other representations or warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated by this Agreement, notwithstanding the delivery or disclosure to the other or the other's representatives of any documentation or other information with respect to any one or more of the foregoing.

         SECTION 12.7. INTERPRETATION. The table of contents and headings in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement. Where a reference in this Agreement is made to a schedule, such reference shall be to a schedule to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         SECTION 12.8. ASSIGNMENT. This Agreement shall not be assignable by operation of law or otherwise. Any assignment in contravention of the preceding sentence shall be null and void.

         IN WITNESS WHEREOF, this Agreement and Plan of Reorganization has been duly executed and delivered by the duly authorized officers of the parties to this Agreement and Plan of Reorganization as of the date first written above.

Quest Net Corp.                            VIDIKRON OF AMERICA, INC.

By: /s/ Charles Wainer                     By: /s/ James Wellnitz
    ------------------                         ------------------
Name: Charles Wainer                       Name: James Wellnitz
Title: President                           Title: President


                                           MARKLAND LLC

                                           By: /s/ Navigator Management Ltd.
                                               -----------------------------
                                           Name: Navigator Management Ltd.
                                           Title: Director

                                  SCHEDULE 5.3


             Quest Net Common Stock or Quest Net Preferred Stock reserved for or subject to issuance:

                                      None.

  Preemptive or other outstanding rights with respect to Quest Net securities:

                                      None.

       Quest Net bonds, debentures, notes or other obligations the holders of which have the right to vote:

                                      None.

                                 SCHEDULE 5.3(b)


 Designation, class, rights, preferences and privileges of the Exchange Shares:

                                  SCHEDULE 5.7


   Quest Net liabilities and obligations not reflected in Quest Net Financial
                                  Statements:

                                      None.

                                  SCHEDULE 5.9


             Material adverse changes in the business of Quest Net:

                                      None.

                                  SCHEDULE 5.10


       Employee benefit plans of Quest Net not disclosed in SEC filings:

                                      None.

                                  SCHEDULE 5.11


                    Quest Net Legal Requirements outstanding:

                                      None.

                                  SCHEDULE 5.12


                         Quest Net pending proceedings:

                                      None.

                      Outstanding Orders against Quest Net:

                                      None.

                                  SCHEDULE 5.13


    Exceptions to Quest Net's transaction of business in the Ordinary Course of Business:

                                      None.

                                  SCHEDULE 5.14

             Material Applicable Contracts in default by Quest Net:

                                      None.

                                  SCHEDULE 5.17


   Contracts with directors, officers, employees, consultants and advisors to which Quest Net is a party or by which it is bound:

                                      None.

                                  SCHEDULE 6.3

   Vidikron Common Stock or Vidikron Preferred Stock reserved for or subject to issuance:

                                      None.

  Preemptive or other outstanding rights with respect to Vidikron securities:

                                      None.

      Vidikron bonds, debentures, notes or other obligations the holders of which have the right to vote:

                                      None.

                                  SCHEDULE 6.12


                          Legal Proceedings of Vidikron

1.  Vidikron S.R.L. v. Vidikron of America, Inc.

         On March 22, 2000 Vidikron S.R.L. ("Plaintiff") filed suit against Vidikron of America, Inc., in the Supreme Court of the County of New York, New York County. Plaintiff, an Italian corporation involved in the production and sale of high-end projection televisions, is a subsidiary of Projectavision, Inc., a Delaware corporation. Vidikron of America was created as a subsidiary of Vidikron Industries, the predecessor corporation of the Plaintiff. Vidikron was sold in 1998 to third parties. The sale of Vidikron was evidenced by an instrument wherein Vidikron acknowledged a debt to Plaintiff $376,888. Vidikron is said to owe an additional $196,697.13, being the amounts from January 1999 to the date of the complaint. According to the complaint, the amounts owed are for projection televisions and related items sold to Vidikron and never paid for. The case is currently pending.